                                                         Exhibit No. EX-99.12.a.

                                  June 16, 2006

Board of Trustees
Delaware Group Income Funds
2005 Market Street
Philadelphia, PA  19103

Board of Directors
Lincoln National Income Fund, Inc.
2005 Market Street
Philadelphia, PA  19103

     Re:  Agreement And Plan Of  Acquisition  (the "Plan"),  made as of the 16th day of June, 2006, by and among (i) Lincoln National Income Fund, Inc.
          ("Acquired  Fund"), a corporation  incorporated  under the laws of the
          State of  Maryland  and a  closed-end  management  investment  company registered under the Investment Company Act of 1940, as amended ("1940
          Act"), (ii) Delaware Group Income Funds ("Acquiring Trust"), on behalf of its series  Delaware  Corporate  Bond Fund  ("Acquiring  Fund"),  a
          statutory  trust formed under the laws of the State of Delaware and an open-end management  investment company registered under the 1940 Act, and (iii) Delaware  Management  Company ("DMC"),  a series of Delaware
          Management Business Trust ("DMBT"), a statutory trust formed under the laws of the State of Delaware.

Gentlemen:

     You have  requested  our  opinion  concerning  certain  federal  income tax consequences  of the  reorganization  of Acquired  Fund (the  "Reorganization"), which will  consist of: (i) the  acquisition  by Acquiring  Trust,  on behalf of
Acquiring  Fund, of  substantially  all of the property,  assets and goodwill of
Acquired Fund in exchange  solely for full and  fractional  shares of beneficial interest, without par value, of Acquiring Fund - Class A Shares ("Acquiring Fund
Shares"),  which are voting securities;  (ii) the distribution of Acquiring Fund
Shares to the  shareholders of Acquired Fund for their shares of common stock of
Acquired Fund, par value $0.001 per share ("Acquired Fund Shares"), according to their  respective  interests  in  liquidation  of Acquired  Fund;  and (iii) the dissolution  of Acquired Fund as soon as is  practicable  after the closing (the
"Closing"), all upon and subject to the terms and conditions of the Plan.

     In rendering our opinion,  we have reviewed and relied upon:  (a) the Plan, made as of the 16th day of June,  2006, by and among  Acquired  Fund,  Acquiring
Trust,  on behalf of Acquiring  Fund,  and DMC, a series of DMBT;  (b) the proxy materials provided to shareholders of Acquired Fund in connection with a Special
Meeting of  shareholders  of  Acquired  Fund held on June 1, 2006;  (c)  certain representations  concerning the  Reorganization  made to us by Acquired Fund and
Acquiring  Trust,  on behalf of Acquiring  Fund, in a letter dated June 16, 2006
(the  "Representation  Letter");  (d) all other  documents,  financial and other reports and corporate  minutes we deemed relevant or  appropriate;  and (e) such statutes, regulations,  rulings and decisions as we deemed material in rendering this  opinion.  All terms used herein,  unless  otherwise  defined,  are used as defined in the Plan.

     For purposes of this opinion,  we have assumed that  Acquired  Fund, on the
Closing of the Reorganization, satisfies, and immediately following the Closing,
Acquiring Fund will continue to satisfy, the requirements of Subchapter M of the
Internal Revenue Code of 1986, as amended (the "Code"),  for  qualification as a regulated investment company.

     Based on the foregoing,  and provided the  Reorganization is carried out in accordance  with the  applicable  laws of the  State of  Maryland  and  State of
Delaware,  the terms of the Plan and the statements in the Representation Letter with regard to matters of fact, it is our opinion that:

     1. The acquisition by Acquiring Fund of substantially  all of the assets of
Acquired Fund as provided for in the Plan in exchange  solely for Acquiring Fund
Shares,  followed by the  distribution  by Acquired Fund to its  shareholders of
Acquiring Fund Shares in complete  liquidation of Acquired Fund, will qualify as a  reorganization  within  the  meaning of Section  368(a)(1)  of the Code,  and
Acquired  Fund and Acquiring  Fund each will be a "party to the  reorganization"
within the meaning of Section 368(b) of the Code.

     2. No gain or loss will be recognized by Acquired Fund upon the transfer of substantially  all of its  assets  to  Acquiring  Fund in  exchange  solely  for
Acquiring Fund Shares pursuant to Section 361(a) and Section 357(a) of the Code.

     3. No gain or loss will be recognized by Acquiring Fund upon the receipt by it of  substantially  all of the assets of Acquired Fund in exchange  solely for
Acquiring Fund Shares pursuant to Section 1032(a) of the Code.

     4.  No  gain  or  loss  will  be  recognized  by  Acquired  Fund  upon  the
distribution   of  Acquiring  Fund  Shares  to  its   shareholders  in  complete
liquidation  of Acquired  Fund (in  pursuance  of the Plan)  pursuant to Section
361(c)(1) of the Code.

     5. The basis of the assets of Acquired Fund received by Acquiring Fund will be the same as the basis of these assets to Acquired Fund  immediately  prior to the exchange pursuant to Section 362(b) of the Code.

     6. The holding  period of the assets of Acquired Fund received by Acquiring
Fund will include the period during which such assets were held by Acquired Fund pursuant to Section 1223(2) of the Code.

     7. No gain or loss will be recognized by the  shareholders of Acquired Fund upon the  exchange  of their  Acquired  Fund  Shares for  Acquiring  Fund Shares
(including fractional shares to which they may be entitled), pursuant to Section
354(a) of the Code.

     8. The basis of  Acquiring  Fund  Shares  received by the  shareholders  of
Acquired Fund (including  fractional  shares to which they may be entitled) will be the same as the basis of Acquired Fund Shares exchanged  therefor pursuant to
Section 358(a)(1) of the Code.

     9. The holding period of Acquiring Fund Shares received by the shareholders of Acquired  Fund  (including  fractional  shares to which they may be entitled)
will include the holding period of Acquired Fund Shares  surrendered in exchange therefor, provided that Acquired Fund Shares were held as a capital asset on the
Closing of the Reorganization pursuant to Section 1223(1) of the Code.

     10. Acquiring Fund will succeed to and take into account, as of the date of the transfer as defined in Section  1.381(b)-1(b)  of the income tax regulations
issued  by  the  United  States   Department  of  the  Treasury  (the  "Treasury
Regulations"),  the items of Acquired  Fund  described in Section  381(c) of the
Code, subject to the conditions and limitations  specified in Sections 381, 382,
383 and 384 of the Code and the Treasury Regulations.

     Our opinion is based upon the Code,  the applicable  Treasury  Regulations, the present positions of the Internal Revenue Service (the "Service") as are set
forth  in   published   revenue   rulings   and  revenue   procedures,   present
administrative positions of the Service, and existing judicial decisions, all of which are subject to change either  prospectively  or  retroactively.  We do not undertake to make any continuing analysis of the facts or relevant law following the Closing of the Reorganization.

     Our  opinion is  conditioned  upon the  performance  by  Acquired  Fund and
Acquiring Trust, on behalf of Acquiring Fund, of their  undertakings in the Plan and the  Representation  Letter.  Our  opinion is  limited  to the  transactions incident to the Reorganization described herein, and no opinion is rendered with respect  to (i)  any  other  transaction  or (ii)  the  effect,  if any,  of the
Reorganization   (and/or  the  transactions   incident  thereto)  on  any  other
transaction  and/or the  effect,  if any, of any such other  transaction  on the
Reorganization.

     This opinion is being  rendered to Acquired  Fund and Acquiring  Trust,  on behalf of  Acquiring  Fund,  and may be relied  upon only by such  funds and the shareholders of each. We hereby consent to the use of this opinion as an exhibit to the Registration Statement of Acquiring Fund on Form N-14, and any amendments thereto,  covering the  registration  of the shares of Acquiring  Fund under the
Securities Act of 1933, as amended, to be issued in the Reorganization.

                                    Very truly yours,

                                    STRADLEY, RONON, STEVENS & YOUNG, LLP

                                    By:/s/William S. Pilling, III
                                       William S. Pilling, III, a partner